UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

REVOLVE GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38927	46-1640160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12889 Moore Street Cerritos, California		90703
(Address of Principal Executive Offices)		(Zip Code)

(562) 677-9480

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, par value $0.001 per share	RVLV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2022, the board of directors (the “Board”) of Revolve Group, Inc. (the “Company”) appointed Oana Ruxandra to serve as a member of the Board, effective immediately. The Board also appointed Ms. Ruxandra to serve as a member of the Audit Committee and the Compensation Committee.

Ms. Ruxandra has served as chief digital officer and executive vice president of business development for Warner Music Group since June 2019. In such capacity, Ms. Ruxandra oversees global digital partnerships and negotiations with a focus on exploring new forms of commercial innovation and creating new digital revenue opportunities. Ms. Ruxandra previously served as Warner Music Group’s chief acquisition officer and executive vice president, new business channels from December 2018 to June 2019, and prior to that she served as senior vice president of digital strategy and partnerships at Universal Music Group from 2016 to December 2018. Prior to Universal Music Group, Ms. Ruxandra held various digital strategy and business development positions at Warner Music Group, and prior to that she worked in the financial industry at firms such as BlackRock and Constellation Capital Management. Ms. Ruxandra received her B.A. in economics and political science from Columbia University and her M.B.A. from The Wharton School at the University of Pennsylvania. The Board believes that Ms. Ruxandra’s experience as a business development and digital strategy executive qualifies her to serve on the Board.

Ms. Ruxandra will be entitled to receive cash and equity compensation under the Company’s outside director compensation policy, which is described in the section of the Company’s definitive proxy statement on Schedule 14A titled “Board of Directors and Corporate Governance—Outside Director Compensation Policy,” filed with the SEC on April 29, 2021.

There are currently no agreements, arrangements or understandings between Ms. Ruxandra and any other person pursuant to which Ms. Ruxandra was appointed to serve as a member of the Board. There are currently no transactions in which Ms. Ruxandra has an interest requiring disclosure under Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended.

In addition, on January 13, 2022, Hadley Mullin submitted her resignation from the Board, the Audit Committee and the Compensation Committee effective upon Ms. Ruxandra’s appointment to the Board. In submitting her resignation, Ms. Mullin did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

On January 18, 2022, the Company issued a press release announcing the appointment of Ms. Ruxandra to the Board, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated January 18, 2022
104	Cover page interactive data file (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REVOLVE GROUP, INC.

Date: January 18, 2022	By:	/s/ JESSE TIMMERMANS
Jesse Timmermans
Chief Financial Officer